EXTENSION AND EXCHANGE AGREEMENT

         THIS EXTENSION AND EXCHANGE AGREEMENT (this "Agreement") is entered into this 29th day of December, 2000, by and between PINNACLE FINANCIAL CORPORATION, an Arizona corporation ("Pinnacle") and AUTO TRADECENTER.COM INC., an Arizona corporation ("ATC").

         WHEREAS, ATC is indebted to Pinnacle in the current principal amount of $2.3 Million (the "Current Debt"), with interest payable monthly, and a principal payment of $536,000 due and payable on December 31, 2000 (the "Principal Payment");

         WHEREAS, the parties have agreed to enter into certain transactions whereby ATC will assign certain notes receivable from its subsidiaries in the current principal amount of $1.2 Million, to Pinnacle, in exchange for a reduction of $1.2 Million in the Current Debt, subject to the terms and conditions hereunder;

         WHEREAS, ATC also requests an extension of the Principal Payment for an additional thirty (30) days;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties IT IS AGREED:

         1. Pinnacle agrees to accept the transfer and assignment of promissory notes, payable to ATC, which are attached hereto and assigned to Pinnacle, as follows (the "Assignment"):

         $600,000 Outstanding Principal in Promissory Notes from Auto Group of San Antonio Ltd., and

         $600,000 Outstanding Principal in Promissory Note from Auto Network Group of New Mexico, Inc.

         2. The Current Debt shall be reduced on a prorata basis to a principal amount of $1.1 Million ("New Debt"). The Principal Payment shall be extended until January 30, 2001. Interest payments shall continue to be due and payable on the New Debt, pursuant to the terms and conditions of the Current Debt, with the New Debt to be fully due and payable on March 31, 2001. Except as otherwise set forth herein, all terms and conditions of the Current Debt shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

         "ATC"                                      "Pinnacle"
Auto TradeCenter.com Inc.               Pinnacle Financial Corporation



By:/S/ ROGER L. BUTTERWICK              By:/s/ MARK MOLDENHAUER
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Title:  PRESIDENT                       Title:  PRESIDENT
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